Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2001

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5. Other Events

On May 18, 2001, First Financial Holdings, Inc. announced it has signed a definitive agreement to acquire the Hilton Head Island, Bluffton and Ridgeland operations of Kinghorn Insurance Agency, a Hilton Head Island-based independent insurance agency. For more information regarding this matter, see the press release attached hereto as Exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1). Press release dated May 18, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President and Chief Financial Officer

Date: May 18, 2001

Exhibit 1

Press release dated May 18, 2001 with selected financial data.

Contact:	Susan Baham
Senior Vice President and
Chief Financial Officer
(843) 529-5601

First Financial Holdings

acquires Kinghorn Insurance Agency

on Hilton Head Island

CHARLESTON, SOUTH CAROLINA --- First Financial Holdings Inc. today announced it has signed a definitive agreement to acquire the Hilton Head Island, Bluffton and Ridgeland operations of Kinghorn Insurance Agency, a Hilton Head Island-based independent insurance agency. Established in 1898, Kinghorn is one of the largest privately held insurance agencies in South Carolina.

Kinghorn serves more than 17,000 households and has generated approximately $28 million annually in property and casualty premiums through the Hilton Head Island,

Bluffton and Ridgeland offices. The Beaufort office of Kinghorn will be split off in the transaction and will remain in private ownership. Kinghorn's operations also include a financial services group providing employee benefits and individual life and health coverage. Kinghorn's offices in Hilton Head Island, Bluffton and Ridgeland will significantly expand First Financial's presence in the Hilton Head area. A First Financial subsidiary, First Federal recently expanded its presence in the area by opening two bank sales offices on Hilton Head Island and, in November, a third bank sales office in Bluffton.

"We are delighted to welcome Kinghorn Insurance to the First Financial family of financial services companies, " said A. Thomas Hood, president and CEO of First Financial. "Their talented management team and staff, the excellent insurance companies they represent, and the outstanding contributions they make to the markets they serve will be enormous assets to our insurance and financial services businesses."

Kinghorn will retain its identity and its principals, James L. Rowe and Wyatt B. Pringle, Jr. Rowe will continue to manage the agency as president of Kinghorn Insurance Services, Inc. Rowe will also serve as president of First Southeast Insurance Services, Inc. Additionally, Pringle will serve as a vice president of First Southeast. The acquisition is expected to be completed in early June.

"Our affiliation with First Financial and First Federal will open up a whole new universe of financial services and products for our customers," Rowe said. "We share many things in common with the First Financial companies including our absolute commitment to high quality, personal service to our customers."

First Financial's existing insurance agency, First Southeast Insurance Services, Inc., operates offices in Conway, Lake City, Florence, Myrtle Beach, Charleston and Summerville.

Operating as Kinghorn Insurance Services, Inc., the company will become a subsidiary of First Financial's existing insurance agency.

After the acquisition, First Financial's insurance premiums written will approximate $53 million annually and will represent more than 30 major insurance companies offering an extensive group of personal and business insurance products that include traditional life, property and liability policies, long-term care and group health benefits.

First Financial Holdings Inc. is the multiple thrift holding company of First Federal and Peoples Federal of Conway. The company operates 41 bank sales offices, six insurance agency offices, nine investment centers and a trust services office in South Carolina, and a loan origination office in coastal North Carolina. First Financial is publicly traded on the NASDAQ Stock Market under FFCH. For more information, see the First Financial website at www.firstfinancialholdings.com.

(Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the South Carolina real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2000.)

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